                                                                   EXHBIT 3.3(c)







                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS
                                     OF THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY


RECITALS.......................................................................1

ARTICLE I - FORMATION..........................................................1

         SECTION 1.1.   Formation; Assignment..................................1
         SECTION 1.2.   Name...................................................2
         SECTION 1.3.   Purposes...............................................2
         SECTION 1.4.   Registered Agent; Registered Office....................2
         SECTION 1.5.   Commencement and Term..................................2
         SECTION 1.6.   Tax Classification; Requirement of Separate
                        Books and Records and Segregation of Assets
                        and Liabilities........................................2
         SECTION 1.7.   Title to Assets; Transactions..........................3

ARTICLE II - CAPITAL CONTRIBUTIONS.............................................3

         SECTION 2.1.   Capital Contributions..................................3
         SECTION 2.2.   Liability of Members  .................................3

ARTICLE III - DISTRIBUTIONS....................................................3

         SECTION 3.1.   Distributions..........................................3

ARTICLE IV - MANAGEMENT........................................................4

         SECTION 4.1.   Management.............................................4
         SECTION 4.2.   Limitation of Liability; Indemnification...............4

ARTICLE V - TRANSFER OF INTERESTS .............................................4

         SECTION 5.1.   Transfer of Interests..................................4

ARTICLE VI - DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS.............5

         SECTION 6.1.   Dissolution Triggers...................................5
         SECTION 6.2.   Winding Up.............................................5
         SECTION 6.3.   Liquidating Distributions..............................5



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




ARTICLE VII - BOOKS AND RECORDS................................................5

         SECTION 7.1.   Books and Records......................................5

ARTICLE VIII - MISCELLANEOUS...................................................5

         SECTION 8.1.   Binding Effect.........................................5
         SECTION 8.2.   Construction...........................................5
         SECTION 8.3.   Entire Agreement; No Oral Operating Agreements.........6
         SECTION 8.4.   Headings...............................................6
         SECTION 8.5.   Severability...........................................6
         SECTION 8.6.   Variation of Pronouns..................................6
         SECTION 8.7.   Governing Law; Consent to Jurisdiction.................6
         SECTION 8.8.   Counterpart Execution; Facsimile Execution.............6
         SECTION 8.9.   Time of the Essence....................................6
         SECTION 8.10.  Exhibits...............................................6

         EXHIBIT A:     Articles of Organization.
         EXHIBIT B:     Glossary of Terms.
         EXHIBIT C:     Indemnification Exhibit.

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY

         THIS AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into as of 10:00 A.M. Eastern Time, February 7, 1997, (the "Effective Time") by and between Digital Television Services, LLC, a Delaware limited liability company (formerly Columbia DBS Holdings, LLC (successor by conversion to DBS Holdings, L.P., a Delaware limited partnership)) ("Holdings"), and Columbia Capital Corporation, a Virginia corporation ("Columbia"). Unless otherwise indicated, capitalized words and phrases in this Amended and Restated Operating Agreement (the "Agreement") shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit B.

                                    RECITALS

         A. DTS Management, LLC (the "LLC") was formed on June 21, 1996, upon the filing of the Articles of Organization with the Secretary of State of Georgia.

         B. The LLC has had two members from its formation until the effective date of this Agreement, specifically, Columbia with a 1% Interest and Holdings with a 99% Interest.

         C. The LLC is the sole manager of Holdings and Holdings is consummating a series of transactions, including the admission of additional Members and the amendment and restatement of Holdings' limited liability company agreement.

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree that the operating agreement of the LLC shall be amended and restated to read as follows:

                                    ARTICLE I

                                    FORMATION

         SECTION 1.1. FORMATION; ASSIGNMENT.

         The LLC was formed on June 21, 1996, and shall be continued pursuant to the terms hereof.

         By virtue of its execution of this Agreement and without the necessity of the execution or delivery of any other document or instrument, Columbia hereby assigns and transfers all of its right, title and interest in and to its 1% member Interest in the LLC to Holdings, as a capital contribution with respect to its interest in Holdings without any further issuance of equity interests in Holdings, and shall be deemed to have withdrawn as a Member of the LLC, all effective 10:01 A.M. Eastern Time, February 7, 1997, which assignment and transfer shall be


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



in all respects subject to the security interest granted under Section 3 of the Guarantee and Collateral Agreement (the "Security Interest"), with the effect that as of 10:01 A.M. Eastern Time, February 7, 1997, Holdings shall hold 100% of the Interests in the LLC, and thus become the sole member of the LLC, with its entire Interest subject to the Security Interest. Columbia hereby represents and warrants to the LLC and to Holdings that with the exception of the Security Interest, its Interest in the LLC assigned hereby is free and clear of all liens, claims and encumbrances of any nature whatsoever. Columbia shall cause or take all necessary further action as may be requested by the LLC or by Holdings to confirm and ensure the complete assignment of its Interest as provided herein.

         The rights and obligations of the Members and the terms and conditions of the LLC shall be governed by the Act and this Agreement, including all the Exhibits to this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern, but only to the extent permitted by law.

         SECTION 1.2. NAME. The name of the LLC shall be as set forth in the Articles of Organization, as amended, attached hereto as Exhibit A.

         SECTION 1.3. PURPOSES. The purposes of the LLC shall be (i) to provide management and administrative services to various entities operating direct satellite broadcast businesses, including Holdings, (ii) to serve as an intermediate holding company owning interests in entities operating direct satellite broadcast businesses, (iii) to own, hold, maintain, encumber, lease, sell, transfer or otherwise dispose of all property or assets or interests in property or assets as may be necessary, appropriate or convenient to accomplish the activities described in clauses (i) and (ii) above, (iv) to incur indebtedness or obligations in furtherance of the activities described in clauses (i), (ii) and (iii) above, and (v) to conduct such other activities as may be necessary or incidental to the foregoing, all on the terms and conditions and subject to the limitations set forth in this Agreement.

         SECTION 1.4. REGISTERED AGENT; REGISTERED OFFICE. The LLC's registered agent shall be Douglas S. Holladay, Jr. and the LLC's registered office shall be 880 Holcomb Bridge Rd., Bldg. C-200, Roswell, GA 30076. The LLC's registered agent or registered office may be changed as provided in Act Section 14-11-209, or successor provision.

         SECTION 1.5. COMMENCEMENT AND TERM. The term of the LLC commenced at the time and date appearing in the Articles of Organization and shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement but in any event, not later than December 31, 2036.

         SECTION 1.6. TAX CLASSIFICATION; REQUIREMENT OF SEPARATE BOOKS AND RECORDS AND SEGREGATION OF ASSETS AND LIABILITIES. The parties acknowledge that because the LLC will have a single Member pursuant to Treasury Regulations
Section 301.7701-3, the LLC shall be disregarded as an entity separate from its owner for federal income tax purposes until the effective date of any election it may make (but only as may be permitted under the Parent LLC Agreement) to change its classification for federal income tax purposes to that of a corporation by filing IRS Form 8832, Entity Classification Election or until the LLC has more than one Member in which case it would be treated as a partnership for federal income tax purposes

(provided that the LLC has not elected on Form 8832 to be treated as a corporation). In all events, however, the LLC shall keep books and records separate from those of its Member and its Subsidiaries and shall at all times segregate and account for all of its assets and liabilities separately from those of its sole Member and of its Subsidiaries.

         SECTION 1.7. TITLE TO ASSETS; TRANSACTIONS. The LLC shall keep title to all of its assets in its own name and not in the name of its Member or any Subsidiary. The LLC shall enter into and engage in all transactions in its own name and not in the name of its Member or any Subsidiary. In furtherance thereof, the LLC shall evidence its execution of instruments as follows:

                                DTS Management, LLC,
                                a Georgia limited liability company

                                By:__________________________________
                                Title: Manager [or other authorized person]


                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

         SECTION 2.1. CAPITAL CONTRIBUTIONS. As of the date hereof, the Member has made Capital Contributions to the LLC on the dates and equal to the amounts reflected in the books and records of the LLC. The Member shall make additional Capital Contributions in such form and at such time as the Member and the Managers shall determine; provided, however, that any such additional Capital Contributions shall be evidenced in writing and recorded in the books and records of the LLC.

         SECTION 2.2. LIABILITY OF MEMBERS. No Member shall be liable for any debts or losses of capital or profits of the LLC or be required to contribute or lend funds to the LLC.


                                   ARTICLE III

                                  DISTRIBUTIONS

         SECTION 3.1. DISTRIBUTIONS. Subject only to (i) the laws of fraudulent conveyance of the State of Georgia, (ii) any and all restrictions in the Parent LLC Agreement, and (iii) any and all other contractual restrictions agreed to by the LLC or its Member in writing, the Member shall have authority to cause the LLC to distribute cash or property to the Member, in such amounts, at such times and as of such record dates as the Managers shall determine.

                                   ARTICLE IV

                                   MANAGEMENT

         SECTION 4.1. MANAGEMENT. The LLC shall be managed by a board of managers, which board of managers shall consist of such individuals and shall be governed in all respects by the Parent LLC Agreement. Except as provided in the Parent LLC Agreement, the LLC's board of managers shall have complete authority and exclusive control over the business and affairs of the LLC; provided, however, in no event shall the board of managers or the Member take any action or cause the LLC to take any action inconsistent with the relative rights, privileges and obligations of the members of Holdings as reflected in the Parent LLC Agreement.

         SECTION 4.2. LIMITATION OF LIABILITY; INDEMNIFICATION. Notwithstanding any other provision to the contrary contained in this Agreement, no manager or Member shall be liable, responsible, or accountable in damages or otherwise to the LLC or to any Member or assignee of a Member for any loss, damage, cost, liability, or expense incurred by reason of or caused by any act or omission performed or omitted by such manager or Member, whether alleged to be based upon or arising from errors in judgment, negligence, or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (i) acts or omissions the manager or Member knew at the time of the acts or omissions were clearly in conflict with the interest of the LLC, or (ii) any transaction from which the manager or Member derived an improper personal benefit, (iii) a willful breach of this Agreement, or (iv) gross negligence, recklessness, willful misconduct, or knowing violation of law. Without limiting the foregoing, no manager or Member shall in any event be liable for (A) the failure to take any action not specifically required to be taken by the manager or Member under the terms of this Agreement, (B) any action or omission taken or suffered by any other manager or Member, or (C) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the LLC appointed in good faith by such manager or Member. The provisions regarding the indemnification of certain Persons are set forth in the Indemnification Exhibit attached hereto as Exhibit C.


                                    ARTICLE V

                              TRANSFER OF INTERESTS

         SECTION 5.1. TRANSFER OF INTERESTS. Subject to the Parent LLC Agreement, the Member may transfer its Interest at such time, in such amount and pursuant to such terms, in whole or in part, as the Member shall in its sole discretion determine.

                                   ARTICLE VI

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 6.1. DISSOLUTION TRIGGERS. The LLC shall dissolve only upon the first to occur of any of the following events:

         (a) Upon the delivery for filing with the Secretary of State of a Statement of Commencement of Winding Up of the LLC pursuant to Act Section 14-11-606.

         (b) The entry of a decree of judicial dissolution under Act Section 14-11-603(a).

         SECTION 6.2. WINDING UP. Upon dissolution of the LLC the same Persons who are entitled to wind up the Member under the Parent LLC Agreement shall wind up the LLC's affairs.

         SECTION 6.3. LIQUIDATING DISTRIBUTIONS. Following the dissolution of the LLC, the assets of the LLC shall be applied to satisfy claims of creditors and distributed to the Member in liquidation as provided in the Act, by the Persons charged with winding up the affairs of the LLC.


                                   ARTICLE VII

                                BOOKS AND RECORDS

         SECTION 7.1. BOOKS AND RECORDS. The LLC shall keep books and records at its principal place of business, which shall set forth an accurate account of all transactions of the LLC and which shall enable the LLC to comply with the requirement under Section 1.6 above that it segregate and account for its assets and liabilities separately from those of the Member and of its Subsidiaries. The LLC shall prepare financial statements at least annually, which shall include at least a balance sheet and income statement prepared in accordance with GAAP, which financial statements need not be audited, except in connection with any audit that the Member or the LLC's ultimate parent entity may obtain.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their successors, transferees, and assigns.

         SECTION 8.2. CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any

Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement.

         SECTION 8.3. ENTIRE AGREEMENT; NO ORAL OPERATING AGREEMENTS. This Agreement, together with the Parent LLC Agreement, constitutes the entire agreement with respect to the affairs of the LLC and the conduct of its business, and supersede all prior agreements and understandings, whether oral or written. The LLC shall have no oral operating agreements.

         SECTION 8.4. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 8.5. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         SECTION 8.6. VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 8.7. GOVERNING LAW; CONSENT TO JURISDICTION. The laws of the State of Georgia shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the LLC and the limited liability of its managers, Members, and other owners. The Member hereby irrevocably consents to the personal jurisdiction of the courts of the State of Georgia with respect to matters arising out of or related to the enforcement of the provisions of this Agreement.

         SECTION 8.8. COUNTERPART EXECUTION; FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the LLC and/or any other Member by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

         SECTION 8.9. TIME OF THE ESSENCE. Time is of the essence with respect to each and every term and provision of this Agreement.

         SECTION 8.10. EXHIBITS. The Exhibits to this Agreement, each of which are incorporated by reference, are:

         EXHIBIT A:        Articles of Organization.
         EXHIBIT B:        Glossary of Terms.
         EXHIBIT C:        Indemnification Exhibit.

         IN WITNESS WHEREOF, the Members have executed this Agreement on the following execution page, to be effective as of the date described in Article I.

                                 EXECUTION PAGE
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                              DTS MANAGEMENT, LLC,
                       A GEORGIA LIMITED LIABILITY COMPANY


INITIAL AND CONTINUING MEMBER:


                                DIGITAL TELEVISION SERVICES, LLC,
                                A DELAWARE LIMITED LIABILITY COMPANY

                                            By:    DTS Management, LLC
                                            Its:   Manager

                                            By:    ___________________________
                                            Name:  Douglas S. Holladay, Jr.
                                            Title: Vice President

INITIAL AND WITHDRAWING MEMBER:
(Signing solely for the purpose
of acknowledging and consenting
to the provisions of Section 1.1.)

                                COLUMBIA CAPITAL CORPORATION,
                                A VIRGINIA CORPORATION

                                            By:     ___________________________
                                            Name:   Neil P. Byrne
                                            Title:  Vice President

                                    EXHIBIT A


                            ARTICLES OF ORGANIZATION
                                       OF
                          COLUMBIA DBS MANAGEMENT, LLC

                                    ARTICLE I

         NAME. The name of the Limited Liability Company is COLUMBIA DBS MANAGEMENT, LLC.

                                   ARTICLE II

         LATEST DATE OF DISSOLUTION. The latest date upon which the Company is to dissolve is December 31, 2036.

                                   ARTICLE III

         Management of the Company shall be vested in one or more managers.


         IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization, this 21st day of June, 1996.




                                      -----------------------------
                                      Philip H. Moise, as Organizer

                            ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF ORGANIZATION
                                      OF
                         COLUMBIA DBS MANAGEMENT, LLC


                                      I.

                 The name of the limited liability company is
                        Columbia DBS Management, LLC.

                                     II.

     The Articles of Organization were filed on June 21, 1996.

                                     III.

     Article I of the Articles of Organization shall be amended to read as follows:

     NAME. The name of the Limited Liability Company is DTS Management, LLC.

                                  * * * * *

     IN WITNESS WHEREOF, the undersigned, constituting all the members of the Company, have executed these Articles of Amendment to Articles of Organization of Columbia DBS Management, LLC as of February 3, 1997.

                                       Member:

                                       COLUMBIA CAPITAL CORPORATION,
                                       a Virginia corporation


                                       By:
                                           ----------------------------------


                                       Name:
                                             --------------------------------

                                       Title:
                                              -------------------------------


                                       Member:

                                       DIGITAL TELEVISION SERVICES, LLC
                                       a Delaware limited liability company
                                       By:  Columbia DBS Management, LLC
                                       Its: Manager


                                       By:
                                           ----------------------------------


                                       Name:
                                             --------------------------------

                                       Title:
                                              -------------------------------

                                    EXHIBIT B
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY

                                GLOSSARY OF TERMS

         "Act" shall mean the Georgia Limited Liability Company Act, as in effect in Georgia and set forth at Section 14-11-100 et. seq. (or any corresponding provision of succeeding law).

         "Agreement" shall mean this Amended and Restated Operating Agreement as amended from time to time and, as the context shall require, includes the Parent LLC Agreement.

         "Articles of Organization" shall mean the articles of organization required to be filed by the LLC pursuant to the Act together with any amendments thereto.

         "Capital Contribution" shall mean with respect to the Member, the amount of money and any property (other than money) contributed to the LLC with respect to the Interest of such Member.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

         "Effective Time" shall have the meaning set forth in the paragraph immediately preceding the Recitals.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, including without limitation, those principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as approved by a significant segment of the accounting profession.

         "Guarantee and Collateral Agreement" shall mean that certain Guarantee and Collateral Agreement made by Columbia DBS Holdings, LLC as a Grantor, Columbia DBS Management, LLC, certain Subsidiaries of Columbia DBS Holdings, LLC, as Guarantors and Grantors, and Columbia DBS, Inc., Columbia Capital Corporation, Columbia DBS Investors, L.P. and certain individuals, as Investors and Pledgors in favor of Canadian Imperial Bank of Commerce, as Administrative Agent dated as of November 27, 1996.

         "Holdings" shall mean Digital Television Services, LLC, a Delaware limited liability company, formerly Columbia DBS Holdings, LLC, a Delaware limited liability company, successor by conversion to DBS Holdings, L.P., a Delaware limited partnership.

         "Interest" shall mean all of the rights, privileges, preferences and obligations of the Member or assignee with respect to the LLC created under this Agreement or under the Act.

         "LLC" shall mean the limited liability company formed pursuant to this Agreement.

         "Managers" shall refer collectively to those individuals who constitute the board of managers of the LLC which individuals are designated as members of the LLC's board of managers pursuant to the provisions of that certain Amended and Restated Limited Liability Company Agreement of Digital Television Services, LLC, a Delaware limited liability company.

         "Member" shall mean (i) at any time prior to 10:01 A.M., February 7, 1997, Holdings and Columbia, and (ii) at any time on or thereafter, Holdings.

         "Parent LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Holdings dated February 10, 1997, as amended thereafter from time to time as provided therein.

         "Person" shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

         "Subsidiaries" shall mean Digital Television Services of Alabama, LLC, Digital Television Services of California, LLC, Digital Television Services of Colorado, LLC, Digital Television Services of Georgia, LLC, Digital Television Services of Kansas, LLC, Digital Television Services of Kentucky, LLC, Digital Television Services of New Mexico, LLC, Digital Television Services of New York I, LLC, Digital Television Services of New York II, LLC, Digital Television Services of South Carolina I, LLC, Digital Television Services of South Carolina II, LLC, Digital Television Services of Vermont, LLC, Spacenet, Inc., or any other Person all of the equity interests of which are owned directly or indirectly by the LLC.

        [THE REMAINDER OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK.]

                                    EXHIBIT C
                                     TO THE
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               DTS MANAGEMENT, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY


                             INDEMNIFICATION EXHIBIT

         (a) Rights to Indemnification.

                  (i) Pursuant to Act Section 14-11-306, and to the full extent otherwise permitted by law, the LLC shall indemnify and save harmless its Member, the members of the board of managers of the LLC, its Member's members, and all members, partners, shareholders, directors, officers, trustees, employees and agents of any of those Persons ("Representatives"), (collectively, the "Indemnitees") from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the business of the LLC or the performance by such Indemnitee of any of the Person's responsibilities under this Agreement. The rights created by this Exhibit shall continue as to an Indemnitee who has ceased to be a Member, or a Representative and shall inure to the benefit of such Indemnitee's heirs, executors, administrators, legal representatives, successors and assigns.

                  (ii) Without limiting any other provisions of this Exhibit, the LLC shall pay or reimburse, and indemnify and hold harmless each Indemnitee against, expenses incurred by such Indemnitee in connection with his appearances as a witness or other participation in a Proceeding involving or affecting the LLC at a time when the Indemnitee is not a named defendant or respondent in the Proceeding. For the purposes of this Exhibit, a "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

                  (iii) Notwithstanding any other provision of this Exhibit any indemnification hereunder shall be provided out of and to the extent of LLC assets only, and no Member of the LLC shall have personal liability on account thereof.

         (b) Indemnification Procedures.

                  (i) Any Person seeking indemnification pursuant to this Exhibit (including any Advancement of Expenses as provided in Subsection (c) of this Exhibit) shall be subject to the procedures of this Subsection (b) for indemnification.

                  (ii) Any indemnification of any Representative under this Exhibit, unless ordered by a court or arbitration panel, shall be made by the LLC only as authorized in the specific case and only upon a determination by the LLC's Member (or by special legal counsel pursuant to Subsection (v) below if so requested by an Indemnitee) that (1) the Indemnitee acted in good faith, (2) the Indemnitee reasonably believed that its conduct was in the best interests of the LLC or at least not opposed to the best interests of the LLC, and in the case of a criminal Proceeding, had no cause to believe that its conduct was criminal, and
                           (3) Indemnitee's conduct did not constitute gross negligence, recklessness, or intentional misconduct, fraud, or a knowing violation or breach of this Agreement. The termination of any Proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent shall not alone determine that Indemnitee did not meet the requirements set forth in the preceding sentence.

                  (iii) To claim indemnification under this Exhibit, a Representative shall submit to the Member a written request for indemnification, including therewith (or affirming that there will be made available to the
                           LLC) such documentation and information as is reasonably available to Indemnitee and as the Member may reasonably request to support such claims and enable the Member to make or cause to be made the determinations hereinafter provided for. If at the time of receipt of such request, the LLC has in effect or is entitled to claim reimbursement for such request under any policy of insurance covering such claim, the LLC shall thereafter take proper action to cause such insurers to accept coverage and thereafter shall take all necessary action to cause such insurers to pay such claim to or on behalf of Indemnitee.

                  (iv) Indemnitee and the LLC shall cooperate with each other and the Person making the indemnification determination, including providing upon reasonable advance request such information that is not privileged or otherwise protected from disclosure and which is reasonably necessary to such determination.

                  (v) Any "special legal counsel" selected to make any indemnification determination required hereunder shall be a law firm, or member of a law firm, experienced in matters of corporation, partnership and LLC law and which neither presently is, nor in the past five (5) years has been, retained to represent the LLC, the Indemnitee or any other party to the Proceeding


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                           giving rise to the claim for indemnification, and
                           shall not include any Person who, under prevailing applicable standards of professional conduct, would have a conflict of interest with Indemnitee or the LLC or any other party to the Proceeding. Any determination required herein, if Indemnitee has so requested, shall be made by special legal counsel selected by the Indemnitee and reasonably satisfactory to the Member.

                  (vi) An Indemnitee shall not be denied indemnification in whole or in part under this Subsection (b) solely on the grounds that it had an interest in the transaction with respect to which the indemnification applies, if the transaction was fully disclosed to the Member in advance and was otherwise permitted to be carried out by the terms of the Agreement.

                  (vii) The indemnification provided in this Exhibit is solely for the benefit of Indemnitees and shall not give rise to any right to indemnification in favor of any other Persons.

         (c) Advance Payment of Expenses. Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the LLC prior to the final disposition thereof (an "Advancement of Expense") upon receipt of a written agreement by the Indemnitee to repay such amount to the extent that it shall be determined ultimately that such Indemnitee is not entitled to be indemnified hereunder.

         (d) Right of Indemnitee to Commence Proceeding.

                  (i) If a claim under Subsection (a) of this Exhibit is not paid in full by the LLC within sixty (60) days after a written claim has been received by the LLC, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, an Indemnitee may at any time thereafter commence a Proceeding against the LLC in the State Courts of Georgia. If successful in whole or in part in any such Proceeding, or in a Proceeding brought by the LLC to recover any Advancement of Expenses, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such Proceeding.

                  (ii) In any Proceeding brought by an Indemnitee to enforce a right to Indemnification hereunder (but not in a Proceeding brought by Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that (and in any Proceeding by the LLC to recover an Advancement of Expenses, the LLC shall be entitled to recover such expenses upon a final adjudication that) the Indemnitee has not met the requirements for indemnification hereunder; provided, however, that in any such Proceeding, neither (A) the failure of the Member to have made the determination prior to the commencement of such Proceeding that indemnification of Indemnitee is proper in the circumstances, (B) an actual determination by the Member that Indemnitee has not met such applicable requirements, nor (C) termination of any Proceeding by any judgment,


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



                           order, settlement, or plea therein shall, of itself, create a presumption that Indemnitee has not met such applicable legal requirements or, in the case of such a Proceeding brought by Indemnitee, be a defense to such a Proceeding.

                  (iii) In any Proceeding brought by Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the LLC to recover an Advancement of Expenses, the burden of proving that Indemnitee is not entitled to be indemnified, or to such Advancement or Expenses, under this Exhibit or otherwise shall be on the LLC.

                  (iv) Without limiting the foregoing, any action commenced pursuant to this Subsection (d) shall be conducted in all respects as a de novo adjudication on the merits; provided, however, if a determination shall have been made, or deemed to have been made pursuant to Subsection (b) above, that a Person is entitled to indemnification, the LLC shall be bound thereby. The LLC and all Members shall be precluded from asserting in any action pursuant to this Subsection (d) that the procedures and presumptions of this Exhibit are not valid, binding and enforceable.

         (e) Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Exhibit shall not be exclusive of any other right which any Person may have or hereafter acquire under applicable law, under any other agreement, pursuant to any determination by the Member or otherwise, provided that the Indemnitee shall not be entitled to recover more than once for the same damage.

         (f) Insurance. The LLC shall be authorized to maintain insurance, in reasonable amounts and with responsible carriers, at the LLC's expense, to insure any amounts indemnifiable hereunder as well as to protect the Indemnitees or any employee or agent of the LLC or another enterprise against any expense, liability or loss of the kind referred to in this Exhibit, whether or not the LLC would have the power to indemnify such Person against such expense, liability or loss under the applicable law.

         (g) Contribution by LLC. The LLC hereby agrees that, in the event that the indemnification provided for in this Exhibit is for any reason finally judicially determined to be unavailable, the LLC shall contribute to the payment of any and all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA or other excise taxes or penalties, and amounts paid in settlement) in such proportion as is appropriate to reflect the relative fault of the LLC and the Indemnitee with respect to such expenses, liability and loss.

         (h) Other Indemnification Sources. Any Indemnitees entitled to indemnification from the LLC hereunder shall first seek recovery under any insurance policies by which such Indemnitee is covered and shall obtain the written consent of the Member prior to entering into any compromise or settlement that would result in an obligation of the LLC to indemnify such Indemnitee. If the amounts in respect of which such indemnification is sought arise out of the conduct of the business and affairs of the LLC and also of any other Person for which the Person entitled to indemnification from the LLC hereunder was then acting in a similar capacity,


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


the amount of the indemnification provided by the LLC shall be limited to the LLC's proportionate share thereof as determined in good faith by the Member.

         (i) Survival. The provisions of this Exhibit shall survive the dissolution of the LLC.

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